Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests

in

CPG CARLYLE COMMITMENTS MASTER FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated December 23, 2019

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY SS&C ALPS RETAIL
ALTERNATIVES GROUP EITHER BY MAIL OR
BY FAX BY, THE END OF THE DAY ON
WEDNESDAY, JANUARY 22, 2020, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Mail Or Fax To:

Regular Mail:	Overnight Delivery:

SS&C ALPS Retail Alternatives Group Central Park Group P.O. Box 219300 Kansas City, Missouri 64121-9300	SS&C ALPS Retail Alternatives Group Central Park Group 430 West 7th Street, Suite 219300 Kansas City, Missouri 64105-1407

Attn: SS&C ALPS Retail Alternatives Group
Fax:  (833) 216-6152

For additional information:
Phone:   (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to SS&C ALPS Retail Alternatives Group and not to your broker or dealer or financial advisor.

CPG Carlyle Commitments Master Fund, LLC

You are responsible for confirming that this Notice is received by SS&C ALPS Retail

Alternatives Group. To assure good delivery, please send this page to SS&C ALPS Retail

Alternatives Group and not to your broker or dealer or financial advisor.

If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Co-Signatory and Title: